State of Delaware
Secretary of State
Division of Corporations
Delivered 05:14 PM 09/18/2019
FILED 05:14 PM 09/18/2019
SR 20197105384 - File Number 7551786

A CORRECTED CERTIFICATE

OF

INCORPORATION

Capital Access Point III, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

1. The name of the corporation is: Capital Access Point III, Inc.

2. That a Certificate of Incorporation was filed by the Secretary of State of Delaware on 8/7/2019 and that said Certificate requires correction as permitted by Section 103 of the General Corporation Law of the State of Delaware.

3. The inaccuracy or defect of said Certificate to be corrected is as follows:

   The incorrect number of preferred shares was listed on the document. This was a typographical error.

4. The Certificate of Incorporation, in its corrected form and execution, is hereby attached.

IN WITNESS, WHEREOF, said Corporation has caused this certificate to be signed this

19 day of August, 2019.

/s/ Johnathan Cross

Johnathan Cross, CEO

CERTIFICATE OF INCORPORATION
OF
Capital Access Point III, Inc.

FIRST: The name of the corporation is: Capital Access Point III, Inc.

SECOND: The address of the registered office of the corporation in the State of Delaware is located at:
108 West 13th Street, Wilmington, Delaware 19801
Located in the County of New Castle
The name of the registered agent at that address is:
Business Filings Incorporated

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

FOURTH: The total number of shares of stock which the corporation is authorized to issue is 100,000,000 shares of common stock having a $0.0001 par value and 10,000,000 shares of preferred stock having a $0.0001 par value.

FIFTH: No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. This Article shall not eliminate or limit the liability of a director for any act or omission occurring prior to the time this Article became effective.

SIXTH: The name and address of the incorporator is Business Filings Incorporated, 8020 Excelsior Dr., Suite 200, Madison, WI 53717.

I, the undersigned, being the incorporator, for the purpose of forming a corporation under the laws of the State of Delaware do make, file, and record this Certificate of Incorporation and do certify that the facts herein are true.

Business Filings Incorporated, Incorporator
Mark Williams, A.V.P.

Dated: 8/7/2019

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CORRECTED CERTIFICATE OF "CAPITAL ACCESS POINT III, INC.",. FILED IN THIS OFFICE ON EIGHTEENTH DAY OF SEPTEMBER, A.D. 2019, AT 5:14 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

7551786 8101
SR# 20197105384

Authentication: 203634682
Date: 09-20-19